As filed with the Securities and Exchange Commission on March 28, 2003
                                                           Registration No. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                          Charter Financial Corporation
             (Exact name of registrant as specified in its charter)

         United States                                            58-2659667
(State or other jurisdiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)
                                 c/o CharterBank
                                600 Third Avenue
                              West Point, GA 31833
                                 (706) 645-1391
          (Address, including Zip Code, of principal executive offices)

                                 ---------------

            Charter Financial Corporation 2001 Stock Option Plan and
        Charter Financial Corporation 2001 Recognition and Retention Plan
                            (Full title of the Plan)

                                 ---------------

                                Robert L. Johnson
                      President and Chief Executive Officer
                                   CharterBank
                                600 Third Avenue
                              West Point, GA 31833
                                 (706) 645-1391

                                    Copy to:

                             V. Gerard Comizio, Esq.
                             Thacher Proffitt & Wood
                     1700 Pennsylvania Avenue, NW, Suite 800
                              Washington, DC 20006
                                 (202) 347-8400
    (Name and address, including Zip Code, telephone number and area code, of agent for service)

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------
Title of Securities to be       Amount to be    Proposed Maximum Offering  Proposed Maximum Aggregate   Amount of
       Registered               Registered(1)       Price Per Share(2)         Offering Price(2)     Registration Fee
---------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value      436,093               $30.34                  $13,231,061               $1,070.39
---------------------------------------------------------------------------------------------------------------------

(1) Based on the additional number of shares of common stock of Charter Financial Corporation (the "Company") reserved for issuance upon the exercise of options granted pursuant to the Charter Financial Corporation 2001 Stock Option Plan ("Option Plan") and the additional number of shares of common stock authorized for awards under the Charter Financial Corporation 2001 Recognition and Retention Plan (the "RRP"). There have been 311,495 additional shares of common stock reserved for awards under the Option Plan and 124,598 additional shares authorized for awards under the RRP since the first Form S-8 was filed on August 15, 2002 (collectively, the "Plans"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of the Company that, by reason of certain events specified in the Plans, may become issuable upon exercise of options or grant of awards through the application of certain anti-dilution provisions.
(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which a total of 436,093 restricted shares and shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $30.34 per share, the average of the daily high and low sales prices of common stock of the Company on the Nasdaq National Market System at the close of trading on March 25, 2003.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Charter Financial Corporation ("Registrant") previously filed a Registration Statement ("First Registration Statement") on Form S-8 (File No. 333-98161) on August 15, 2002 covering 555,027 shares of Registrant's Common Stock issuable pursuant to the Charter Financial Corporation 2001 Stock Option Plan and the Charter Financial Corporation 2001 Recognition and Retention Plan (the "Plans"). This Registration Statement is being filed for the purpose of registering 436,093 additional shares of Registrant's Common Stock for issuance under the Plans. Pursuant to General Instruction E of Form S-8, the contents of the First Registration Statement are incorporated by reference into this Registration Statement.

Item 8.        Exhibits.

               5.1 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.

               23.1 Consent of Thacher Proffitt & Wood (included in Exhibit
                    5.1).

               23.2 Consent of KPMG LLP.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Point, State of Georgia on March 25, 2003.

                                Charter Financial Corporation
                                (Registrant)

                                By: /s/ Robert L. Johnson
                                   ---------------------------------------------
                                   Robert L. Johnson
                                   President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

               SIGNATURE                                   TITLE                                           DATE
               ---------                                   -----                                           -----
 /s/ John W. Johnson, Jr.                Chairman of the Board                                         March 25, 2003
---------------------------------------
John W. Johnson, Jr.

 /s/ Robert L. Johnson                   President, Chief Executive Officer and Director               March 25, 2003
---------------------------------------
Robert L. Johnson

 /s/ David Z. Cauble, III                Director                                                      March 25, 2003
---------------------------------------
David Z. Cauble, III

 /s/ Jane W. Darden                      Director                                                      March 25, 2003
---------------------------------------
Jane W. Darden

 /s/ William B. Hudson                   Director                                                      March 25, 2003
---------------------------------------
William B. Hudson

 /s/ Thomas M. Lane                      Director                                                      March 25, 2003
---------------------------------------
Thomas M. Lane

 /s/ R. Terry Taunton                    Director                                                      March 25, 2003
---------------------------------------
R. Terry Taunton

 /s/ Curtis R. Kollar                    Director                                                      March 25, 2003
---------------------------------------
Curtis R. Kollar

                                  EXHIBIT INDEX

Exhibit
Number                            Description

5.1 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.

23.1    Consent of Thacher Proffitt & Wood (included in Exhibit 5.1).

23.2    Consent of KPMG LLP.